March 1, 2021

Charles F. McCain

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606

RE:	Contractual Expense Limitations – March 1, 2021 through February 28, 2022

Dear Mr. McCain:

In connection with our service as investment adviser to the specific Harbor funds listed below, we hereby agree to limit the total annual operating expenses, excluding interest expense (if any), of each class of shares of such Harbor funds until February 28, 2022 in the manner set forth below:

Harbor Large Cap Value Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.61%	0.69%	0.94%	1.05%

Harbor Mid Cap Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.80%	0.88%	1.13%	1.24%

Harbor Mid Cap Value Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.77%	0.85%	1.10%	1.21%

Harbor Strategic Growth Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.63%	0.71%	0.96%	1.07%

Harbor Diversified International All Cap Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.72%	0.80%	1.05%	1.16%

Harbor Emerging Markets Equity Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.88%	0.96%	1.21%	1.32%

111 South Wacker Drive, 34th Floor | Chicago, Illinois 60606-4302

T 800-422-1050 | F 312-443-4444 | www.harborfunds.com

Mr. McCain

March 1, 2021

Harbor Focused International Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.77%	0.85%	1.10%	1.21%

Harbor Global Leaders Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.78%	0.86%	1.11%	1.22%

Harbor International Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.69%	0.77%	1.02%	1.13%

Harbor International Growth Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.77%	0.85%	1.10%	1.21%

Harbor International Small Cap Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.88%	0.96%	1.21%	1.32%

Harbor Overseas Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.77%	0.85%	1.10%	1.21%

Harbor Bond Fund	Retirement Class	Institutional Class	Administrative Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.43%	0.51%	0.76%

Harbor Core Bond Fund	Retirement Class	Institutional Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.37%	0.45%

Harbor Money Market Fund	Institutional Class	Administrative Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.28%	0.53%

Mr. McCain

March 1, 2021

Harbor Robeco Emerging Markets Conservative Equities Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.75%	0.83%	1.08%	1.19%

Harbor Robeco Global Conservative Equities Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.40%	0.48%	0.73%	0.84%

Harbor Robeco International Conservative Equities Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.45%	0.53%	0.78%	0.89%

Harbor Robeco US Conservative Equities Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.35%	0.43%	0.68%	0.79%

Harbor Robeco Emerging Markets Active Equities Fund	Retirement Class	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.79%	0.87%	1.12%	1.23%

We shall have no ability to terminate or modify this expense limitation agreement through February 28, 2022. This agreement shall automatically expire without further action by the parties at the close of business on February 28, 2022.

Please acknowledge your agreement with the foregoing as of the date set forth above by signing in the space provided below and returning an executed original to my attention.

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Erik D. Ojala
Erik D. Ojala, Executive Vice President

Agreed and Accepted:

HARBOR FUNDS

By:	/s/ Charles F. McCain
Charles F. McCain, President